As filed with the Securities and Exchange Commission on January 7, 2022.

Registration No. 333-192780

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
——————————
Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
——————————
BROOKDALE SENIOR LIVING INC.
(Exact name of registrant as specified in its charter)
——————————

Delaware	20-3068069
State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

111 Westwood Place, Suite 400 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
BROOKDALE SENIOR LIVING INC. ASSOCIATE STOCK PURCHASE PLAN
(Full title of the plan)

Chad C. White
Executive Vice President, General Counsel and Secretary
111 Westwood Place, Suite 400
Brentwood, Tennessee 37027
(Name and address of agent for service)

(615) 221-2250
(Telephone number, including area code, of agent for service)
——————————
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On December 11, 2013, Brookdale Senior Living Inc. (the “Company”) filed a Registration Statement on Form S-8 (No. 333-192780) (the “Form S-8”) registering 800,000 shares of the Company’s Common Stock, par value $0.01 per share (“Shares”), to be issued to participants under the Brookdale Senior Living Inc. Associate Stock Purchase Plan (the “Plan”). Effective December 31, 2021, the Company terminated the Plan and thereafter will issue no securities under the Plan. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all 106,822 Shares that were registered under the Form S-8 and remain unissued under the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on January 7, 2022.

BROOKDALE SENIOR LIVING INC.

By:	/s/ Steven E. Swain
Name:	Steven E. Swain
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Guy P. Sansone	Non-Executive Chairman of the Board	January 7, 2022
Guy P. Sansone

/s/ Lucinda M. Baier	President, Chief Executive Officer and Director	January 7, 2022
Lucinda M. Baier	(Principal Executive Officer)

/s/ Steven E. Swain	Executive Vice President and Chief Financial Officer	January 7, 2022
Steven E. Swain	(Principal Financial Officer)

/s/ Dawn L. Kussow	Senior Vice President and Chief Accounting Officer	January 7, 2022
Dawn L. Kussow	(Principal Accounting Officer)

/s/ Jordan R. Asher	Director	January 7, 2022
Jordan R. Asher

/s/ Marcus E. Bromley	Director	January 7, 2022
Marcus E. Bromley

Signature	Title	Date
/s/ Frank M. Bumstead	Director	January 7, 2022
Frank M. Bumstead

/s/ Victoria L. Freed	Director	January 7, 2022
Victoria L. Freed

/s/ Rita Johnson-Mills	Director	January 7, 2022
Rita Johnson-Mills

/s/ Denise W. Warren	Director	January 7, 2022
Denise W. Warren

/s/ Lee S. Wielansky	Director	January 7, 2022
Lee S. Wielansky